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                                                                     EXHIBIT 3.2


                           FORM OF RESTATED BYLAWS OF
                            ACME COMMUNICATIONS, INC.
                             A DELAWARE CORPORATION


                               ARTICLE 1. OFFICES

1.1 The registered office will be in the City of Wilmington, County of New Castle, State of Delaware.

1.2 The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                      ARTICLE 2. MEETINGS OF STOCKHOLDERS

2.1 All meetings of the stockholders will be held at such place, within or without the State of Delaware, as will be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 The Secretary will prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list will also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                 ANNUAL MEETINGS

2.3 Annual meetings of stockholders will be held at such date and time as will be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they will elect directors and transact such other business as may properly be brought before the meeting. At an annual meeting of the stockholders, only such business will be conducted as will have been properly brought before the meeting.

                                SPECIAL MEETINGS

2.4 Special meetings of the stockholders may be called only by the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer and may not be called by any other person or persons. Upon such written request to the Secretary by any person or persons


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(other than the Board of Directors) entitled to call a special meeting of the stockholders, the Secretary will cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 days nor more than 60 days after the receipt of the request. If notice of a special meeting of the stockholders is not given within 20 days after the Secretary's receipt of the request, the person or persons entitled to call the meeting may give the notice. Subject to the provisions of applicable law, only such business will be considered at a special meeting of the stockholders as will have been stated in the notice for such meeting.

                         BUSINESS THAT MAY BE CONDUCTED

2.5     Annual Meetings of the Stockholders.

        2.5.1 Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders only (A) pursuant to the corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

        2.5.2 For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subsection 2.5.1, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the preceding year's annual meeting (provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day before such annual meeting and not later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event will the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice will set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration


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        and, in the event that such business includes a proposal to amend the
        Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business or nomination, and (4) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

        2.5.3   Notwithstanding anything in the second sentence of subsection
        2.5.2 to the contrary, if the number of directors to be elected to the Board of Directors at the annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

2.6 Special Meetings of the Stockholders. Only such business will be conducted at a special meeting of the stockholders as will have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of the stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors will be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this
Section is delivered to the Secretary, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section. If the corporation calls a special meeting of the stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by subsection 2.5.2 is delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day before such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement is first


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made of the date of the special meeting and of the nominees proposed by the
Board of Directors to be elected at such meeting. In no event will the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

2.7     General.

        2.7.1 Only persons who are nominated in accordance with the procedures set forth in this ARTICLE 2 will be eligible to be elected at an annual or special meeting of the stockholders of the corporation to serve as directors and only such business will be conducted at a meeting of the stockholders as will have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Chairman of the Board, as chairman of the meeting, will have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this ARTICLE 2 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by this ARTICLE 2) and (B) if any proposed nomination or business was not made or proposed in compliance with the ARTICLE 2, to declare that such nomination will be disregarded or that such proposed business will not be transacted.

        2.7.2 For purposes of this ARTICLE 2, "PUBLIC ANNOUNCEMENT" will include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        2.7.3 Notwithstanding the foregoing provisions of this ARTICLE 2, a stockholder will also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this ARTICLE 2. Nothing in this ARTICLE 2 will be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

                                     NOTICE

2.8 Written notice of each annual or special meeting must be given not fewer than 10 days nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting. Such notice must state the place, date and hour of the meeting and (A) in the case of the annual meeting, those matters that the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders, and, subject to the provisions of applicable law, any other matters properly brought may be presented at the meeting for action, or (B) in the case of a special meeting, the purpose or purposes for which the meeting was called,


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but, subject to the provisions of applicable law, no other business may be presented at the special meeting for action. The notice of any meeting at which directors are to be elected will include the names of nominees intended at the time of the notice to be presented by the Board of Directors for election.

2.9 Notice of a stockholders' meeting must be given by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice by mail will be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice will be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

                             QUORUM AND ADJOURNMENT

2.10 Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting will be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.11 until a quorum will attend.

2.11 Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

                                     VOTING

2.12 The stockholders entitled to notice of any meeting or to vote at any such meeting will be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with
Section 5.7.

2.13 Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors, a plurality of the votes cast will be sufficient to elect. All other elections and questions will, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation or as otherwise provided by law or pursuant to any regulation applicable to the corporation, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

2.14 Voting will in all cases be subject to the provisions to the following provisions:


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        2.14.1  The stockholders of the corporation will not have the right to cumulate their votes for the election of directors of the corporation.

        2.14.2 Shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trust may be voted by the trustee of such trust, either in person or by proxy, but no trustee will be entitled to vote shares held by such trust without a transfer of such shares into the trust's name.

        2.14.3 Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

        2.14.4 Except where otherwise agreed in writing between the parties, a stockholder whose shares are pledged will be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee will be entitled to vote the shares so transferred.

        2.14.5 Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minor's actual age, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the corporation.

        2.14.6 Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder of such other corporation as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) will be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

        2.14.7 Shares of the corporation owned by its subsidiaries will not be entitled to vote on any matter.

        2.14.8 If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting will have the following effect:


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        (a)     If only one votes, such act binds all;

        (b) If more than one vote, the act of the majority so voting binds all; or

        (c) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this Section will be a majority or even split in interest.

                                     PROXIES

2.15 Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy will be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

2.16 A proxy or consent validly delivered to the corporation will mean any written authorization that is signed by the person executing the proxy, as well as any electronic transmission (to include without limitation transmissions by facsimile and by computer messaging systems) that is authorized by a stockholder or the stockholder's attorney in fact, which gives another person or persons power to vote with respect to the shares of such stockholder. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors of election or, if there are no inspectors, such other persons making that determination will specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.16 may be substituted or used instead of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction will be a complete reproduction of the entire original writing or transmission.

                             INSPECTORS OF ELECTION

2.17 In advance of any meeting of stockholders, the Board of Directors will appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not


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so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder's proxy will, make such appointment at the meeting. The number of inspectors will be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present will determine whether one or three inspectors are to be appointed.

2.18 The duties of such inspectors will include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls will close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

                               CONDUCT OF MEETING

2.19 The Chairman of the Board will preside as chairman at all meetings of the stockholders. The chairman will conduct each such meeting in a businesslike and fair manner, but will not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The chairman's rulings on procedural matters will be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made to the stockholders holding shares entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such shares will be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the chairman will have all of the powers usually vested in the chairman of a meeting of stockholders.

                              CONSENT OF ABSENTEES

2.20 The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though conducted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals will be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting will constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Delaware General Corporation Law (the "DGCL") to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in the DGCL.


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                              ARTICLE 3. DIRECTORS

                                     POWERS

3.1 Subject to limitations of the Certificate of Incorporation, of these Bylaws and of the DGCL relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation will be managed and all corporate powers will be exercised by or under the direction of the Board of Directors and it will have the final authority in matters of strategy and policy matters for the corporation.

        The Board of Directors may delegate management duties for the operation of the business to those persons to whom authority is properly delegated by the Board of Directors, including officers of the corporation, provided that the business and affairs of the corporation will be managed and all corporate powers will be exercised under the ultimate direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board of Directors will have the following powers in addition to the other powers enumerated in these Bylaws:

        3.1.1 To select and remove all officers (in accordance with the provisions of these Bylaws), agents and employees of the corporation; prescribe the powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these Bylaws; fix their compensation and require from them an affidavit providing for the good faith exercise of their duties only in the best interests of the corporation.

        3.1.2 To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or these Bylaws, as they may deem best.

        3.1.3 To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as they may deem best.

        3.1.4 To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

        3.1.5 To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

        3.1.6 To make, repeal, alter, amend and rescind any or all of these Bylaws.

                               NUMBER OF DIRECTORS

3.2 The authorized number of directors of the corporation will be not less than five nor more than nine. Within such limits, the Board of Directors may fix the exact number of directors by resolution duly adopted by the Board of Directors. Initially, the exact number of directors will


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be eight. No reduction of the authorized number of directors will have the effect of removing any director before the expiration of the director's term of office.

                           ELECTION AND TERM OF OFFICE

3.3 Only persons who are nominated by, or at the direction of the Board of Directors or the Chairman of the Board, or by a stockholder who has given timely written notice to the Secretary in accordance with these Bylaws, will be eligible for election as directors of the corporation.

3.4 For a person to be qualified to serve as a director of the corporation, such person need not be an employee or stockholder of the corporation during his or her directorship.

3.5 The directors will be elected at each annual meeting of the stockholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director will hold office until the next annual meeting and until a successor has been elected and qualified or until his or her earlier death, resignation, or removal.


                           RESIGNATIONS AND VACANCIES

3.6 Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

        Any newly-created directorship resulting from an increase in the authorized number of directors or any vacancies in the Board of Directors occurring by reason of death, resignation, retirement, disqualification or removal may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected will hold office until the next annual meeting and until such director's successor has been elected and qualified.

        A vacancy or vacancies in the Board of Directors will be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the stockholders fail, at any annual or special meeting of the stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

                       MEETINGS OF THE BOARD OF DIRECTORS

3.7 Regular or special meetings of the Board of Directors will be held at any place within or without the State of Delaware which has been designated from time to time by the Board of Directors. In the absence of such designation, regular meetings will be held at the principal executive office of the corporation.


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3.8     Following each annual meeting of stockholders, the Board of Directors will hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Other regular meetings of the Board of Directors will be held without call on such dates and at such times as may be fixed by the Board of Directors. Call and notice of all regular meetings of the Board of Directors are hereby dispensed with.

3.9 Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Chief Financial Officer, the Secretary or by any two directors.

        Special meetings of the Board of Directors will be held upon four days' written notice or 48 hours' notice given personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, telex, facsimile electronic mail or other similar means of communication. Any such notice will be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

        Notice by mail will be deemed to have been given at the time a written notice is deposited in the United States mail, first-class postage prepaid. Any other written notice will be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice will be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

                                     QUORUM

3.10 A majority of the whole Board of Directors constitutes a quorum of the Board of Directors for the transaction of business, except to adjourn as provided below in this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present will be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

                      PARTICIPATION BY CONFERENCE TELEPHONE

3.11 Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another and all such directors will be deemed to be present in person at the meeting.

                                WAIVER OF NOTICE

3.12 Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals will be filed with the corporate records or made a part of the minutes of the meeting.

                                   ADJOURNMENT

3.13 A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place will be given before the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

                              FEES AND COMPENSATION

3.14 Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.

                             ACTION WITHOUT MEETING

3.15 Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing to such action. Such consent or consents will have the same effect as a unanimous vote of the Board of Directors and will be filed with the minutes of the proceedings of the Board of Directors.

                                   COMMITTEES

3.16 The Board of Directors may appoint one or more committees, each consisting of one or more directors, and delegate to such committees any of the powers and authority of the Board of Directors, except no such committee will have power or authority in reference to the following:

        3.16.1 Approving, adopting or recommending to the stockholders any action or matter expressly required by the DGCL to be submitted to the stockholders for approval; or

        3.16.2 Adopting, altering, amending or repealing these Bylaws or any of them.

        Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the authorized number of directors and any such committee may be designated an Executive Committee or by such other name as the Board of Directors will specify. Alternate members of a committee may replace any absent member at any meeting of the committee. The Board of Directors will have the power to prescribe the manner in which proceedings of any such committee will be conducted. In the absence of any such prescription, such committee will have the power to prescribe the manner in which its proceedings will be conducted. Unless the Board of Directors or such committee otherwise provide, the regular and special meetings and other actions of any such committee will be governed by the provisions of these Bylaws applicable to meetings and actions of the Board of Directors. Minutes will be kept of each meeting of each committee.

        Initially, the Board of Directors will appoint (A) an Audit Committee, which will make recommendations to the Board of Directors regarding the selection of the corporation's independent auditors, review the results and scope of the audit and other services provided by the independent auditors and will review and evaluate audit and control functions, and (B) a Compensation Committee, which will make recommendations to the Board of Directors regarding equity compensation plans, and which will make decisions concerning salaries and incentive compensation for employees of the corporation.

                              ARTICLE 4. OFFICERS

                                    OFFICERS

4.1 The officers of the corporation will be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Secretary, a Chief Financial Officer and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Chairmen of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of this Article.

                                    ELECTION

4.2 The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of this ARTICLE 4, will be chosen annually by, and will serve at the pleasure of, the Board of Directors, and will hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors will be elected.

                              SUBORDINATE OFFICERS

4.3 The Board of Directors may elect, and may empower the Chairman of the Board, the President and the Chief Financial Officer to appoint, such other officers as the business of the corporation may require, each of whom will hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

                             REMOVAL AND RESIGNATION

4.4 Any officer may be removed, either with or without cause, by the Board of Directors at any time or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any such removal will be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

        Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation will take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

                                    VACANCIES

4.5 A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

                            THE CHAIRMAN OF THE BOARD

4.6 The Chairman of the Board will preside at all meetings of the Board of Directors and he will have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

4.7 In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, will preside at all meetings of the Board of Directors and he or she will have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors and as may be provided by law.

                   THE CHAIRMAN, PRESIDENT AND VICE-PRESIDENTS

4.8 The Chairman of the Board is the general manager and chief executive officer of the corporation and has, subject to the control of the Board of Directors, general supervision, direction and control of the business and officers of the corporation. The Chairman of the Board will preside at all meetings of the stockholders and at all meetings of the Board of Directors. The Chairman of the Board has the general powers and duties of management usually vested in the office of Chairman of the Board and Chief Executive Officer and general manager of a corporation and such other powers and duties as may be prescribed by the Board of Directors.

4.9 In the absence or disability of the Chairman of the Board, the President will perform all the duties of the Chairman of the Board and, when so acting, will have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. The President will have such other powers and perform such other duties as from time to time may be prescribed for him by the Board of Directors.

4.10 In the absence or disability of the President, the Chief Financial Officer will perform all the duties of the President and, when so acting, will have all the powers of, and be subject to all the restrictions upon, the President. The Chief Financial Officer will have such other powers and perform such other duties as from time to time may be prescribed for him by the Board of Directors.

                      THE SECRETARY AND ASSISTANT SECRETARY

4.11 The Secretary will keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of all meetings of stockholders, the Board of Directors and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board of Directors and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary will keep, or cause to be kept, a copy of these Bylaws of the corporation at the principal executive office or such other place as the Board of Directors may order.

        The Secretary will keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one has been appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

        The Secretary will give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and any committees thereof required by these Bylaws or by law to be given, will keep the seal of the corporation in safe custody, and will have such other powers and perform such other duties as may be prescribed by the Board of Directors.

4.12 The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) will, in absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and will perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

               THE CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURER

4.13 The Chief Financial Officer is the chief financial officer of the corporation and will keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and will send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account will at all times be open to inspection by any director.

        The Chief Financial Officer will deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer will disburse the funds of the corporation as may be ordered by the Board of Directors, will render to the Chairman of the Board, the President and the directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and will have such other powers and perform such other duties as may be prescribed by the Board of Directors.

4.14 The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) will, in absence of the Chief Financial Officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and will perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                        ARTICLE 5. CERTIFICATE OF STOCK

5.1 Every holder of stock in the corporation will be entitled to have a certificate, signed by, or in the name of the corporation by (A) the Chairman or Vice Chairman of the Board, or the President or a Vice President and (B) the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by the holder in the corporation.

5.2 Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon will be specified.

5.3 If the corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificate which the corporation will issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, instead of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation will issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.4 Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate will have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

5.5 The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it will require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

5.6 Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it will be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

5.7 In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (A) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, will, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (B) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, will not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors and (C) in the case of any other action, will not be more than 60 days before such other action. If no record date is fixed: (A) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (B) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law or the Certificate of Incorporation, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law or the Certificate of Incorporation, will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action and (C) the record date for determining stockholders for any other purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

5.8 The corporation will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                         ARTICLE 6. GENERAL PROVISIONS

                      MAINTENANCE AND INSPECTION OF RECORDS

6.1 Any stockholder of record, in person or by attorney or other agent, will, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose will mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath will be accompanies by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath will be directed to the corporation at its registered office in the State of Delaware or at its principal executive office.

6.2 Any director will have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to the director's position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

                          ANNUAL REPORT TO STOCKHOLDERS

6.3 At any point at which the corporation has less than 100 holders of record of its shares, this corporation expressly waives the annual report to stockholders. Notwithstanding the waiver of such annual report by the corporation, nothing herein will be interpreted as prohibiting the Board of Directors from issuing voluntary annual or other periodic reports to stockholders during such time as the corporation has less than 100 holders of record.

                    CHECKS; DRAFTS; EVIDENCE OF INDEBTEDNESS

6.4 From time to time, the Board of Directors will determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for the payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized will sign or endorse those instruments.

                       ENDORSEMENT OF DOCUMENTS; CONTRACTS

6.5 Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer of the corporation will be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time will be determined by the Board of Directors, and, unless so authorized by the Board of Directors, no officer, agent or employee will have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

                 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

6.6 The Chairman of the Board, the President, the Chief Financial Officer or any other officer or officers authorized by the Board of Directors or by the Chairman of the Board, the President or the Chief Financial Officer, are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

                              STOCK PURCHASE PLANS

6.7 The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

        Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board of Directors or any committee of the Board of Directors.

                          CONSTRUCTION AND DEFINITIONS

6.8 Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the DGCL will govern the construction of these Bylaws.

                                   AMENDMENTS

6.9 These Bylaws may be amended or repealed either by approval of 66-2/3% of the outstanding shares of the corporation entitled to vote on such action or by the approval of the Board of Directors, for those amendments to the Bylaws for which approval of the Board of Directors alone is sufficient under the DGCL.

                                   FISCAL YEAR

6.10 The fiscal year of the corporation will be fixed by resolution of the Board of Directors.

                                    DIVIDENDS

6.11 Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

6.12 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors will think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                         LOANS TO OFFICERS AND EMPLOYEES

6.13 The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors will approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws will be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute

                           ARTICLE 7. INDEMNIFICATION

                            RIGHT TO INDEMNIFICATION

7.1 The corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the corporation will be required to indemnify an Indemnitee in connection with a Proceeding(or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding(or part thereof) by the Indemnitee was authorized by the Board of Directors.

                             PREPAYMENT OF EXPENSES

7.2 The corporation will pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceedingwill be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article or otherwise.

                                     CLAIMS

7.3     If a claim for indemnification of advancement of expenses under this
ARTICLE 7 is not paid in full within 60 days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. In any such action the corporation will have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

                            NONEXCLUSIVITY OF RIGHTS

7.4 The rights conferred on any Indemnitee by this Article will not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

                                  OTHER SOURCES

7.5 The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

                               AMENDMENT OR REPEAL

7.6 Any repeal or modification of the foregoing provisions of this Article will not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring before the time of such repeal or modification.

                OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES

7.7 This Article will not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                    INSURANCE

7.8 The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the law.

                              INDEMNITY AGREEMENTS

7.9 The corporation may enter into agreements with any director, officer, employee or agent of the corporation, providing for indemnification to the fullest extent permissible under the law and the Certificate of Incorporation.

                            CERTIFICATE OF SECRETARY

                                       OF

                            ACME COMMUNICATIONS, INC.

                             a Delaware corporation

I hereby certify that I am the duly elected and acting Secretary of ACME Communications, Inc. and that the foregoing Bylaws, comprising __ pages, constitute the Bylaws of said corporation as duly adopted at a meeting of the Board of Directors thereof held on ____ __, 1999.



                                       --------------------------------
                                       Thomas Allen, Secretary

                                TABLE OF CONTENTS

                                                                                          PAGE
ARTICLE 1.  OFFICES.........................................................................1

ARTICLE 2.  MEETINGS OF STOCKHOLDERS........................................................1

         ANNUAL MEETINGS....................................................................1

         SPECIAL MEETINGS...................................................................1

         BUSINESS WHICH MAY BE CONDUCTED....................................................2

         NOTICE.............................................................................4

         QUORUM AND ADJOURNMENT.............................................................5

         VOTING.............................................................................5

         PROXIES............................................................................7

         INSPECTORS OF ELECTION.............................................................7

         CONDUCT OF MEETING.................................................................8

         CONSENT OF ABSENTEES...............................................................8

ARTICLE 3.  DIRECTORS.......................................................................9

        POWERS..............................................................................9

        NUMBER OF DIRECTORS.................................................................9

        ELECTION AND TERM OF OFFICE........................................................10

        RESIGNATIONS AND VACANCIES.........................................................10

        MEETINGS OF THE BOARD OF DIRECTORS.................................................10

        QUORUM.............................................................................11

        PARTICIPATION BY CONFERENCE TELEPHONE..............................................11

        WAIVER OF NOTICE...................................................................11

        ADJOURNMENT........................................................................12

        FEES AND COMPENSATION..............................................................12

        ACTION WITHOUT MEETING.............................................................12

        COMMITTEES.........................................................................12

ARTICLE 4.  OFFICERS.......................................................................13

        OFFICERS...........................................................................13

        ELECTION...........................................................................13

        SUBORDINATE OFFICERS...............................................................13

        REMOVAL AND RESIGNATION............................................................13

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                          PAGE
        VACANCIES..........................................................................13

        THE CHAIRMAN OF THE BOARD..........................................................14

        THE PRESIDENT AND VICE-PRESIDENTS..................................................14

        THE SECRETARY AND ASSISTANT SECRETARY..............................................14

        THE TREASURER AND ASSISTANT TREASURER..............................................15

ARTICLE 5.  CERTIFICATE OF STOCK...........................................................15

        LOST CERTIFICATES..................................................................16

        TRANSFER OF STOCK..................................................................16

        FIXING RECORD DATE.................................................................16

        REGISTERED STOCKHOLDERS............................................................17

ARTICLE 6.  GENERAL PROVISIONS.............................................................17

        MAINTENANCE AND INSPECTION OF RECORDS..............................................17

        ANNUAL REPORT TO STOCKHOLDERS......................................................18

        CHECKS; DRAFTS; EVIDENCE OF INDEBTEDNESS...........................................18

        ENDORSEMENT OF DOCUMENTS; CONTRACTS................................................18

        REPRESENTATION OF SHARES OF OTHER CORPORATIONS.....................................18

        STOCK PURCHASE PLANS...............................................................18

        CONSTRUCTION AND DEFINITIONS.......................................................19

        AMENDMENTS.........................................................................19

        FISCAL YEAR........................................................................19

        DIVIDENDS..........................................................................19

        LOANS TO OFFICERS AND EMPLOYEES....................................................20

ARTICLE 7.  INDEMNIFICATION................................................................20

        RIGHT TO INDEMNIFICATION...........................................................20

        PREPAYMENT OF EXPENSES.............................................................20

        CLAIMS.............................................................................20

        NONEXCLUSIVITY OF RIGHTS...........................................................21

        OTHER SOURCES......................................................................21

        AMENDMENT OR REPEAL................................................................21

        OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES...................................21

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE

        INSURANCE..........................................................................21

        INDEMNITY AGREEMENTS...............................................................21

                           FORM OF RESTATED BYLAWS OF
                            ACME COMMUNICATIONS, INC.
                             A DELAWARE CORPORATION